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                        EMPLOYMENT AND RELEASE AGREEMENT
                      FOR CORPORATE AND COUNTRY MANAGEMENT

         THIS AGREEMENT, dated as of the _____ day of _________, 1999 (the "Effective Date"), is entered into by and between ___________________________, located at ___________________________________________________________ (the
"Company") and __________________________ ("Employee").

         WHEREAS, the Company has implemented the KERP (as defined below), pursuant to an Order Authorizing Debtors and Debtors in Possession to Implement Key Employee Retention Program issued by the United States Bankruptcy Court for the District of Delaware in Case Number 99-1244 (PJW) on September 21, 1999 and an Order issued by the Superior Court of Justice of Ontario in Court File No. 99-CL-3384 on September 24, 1999 (collectively, the "Order"); and

         WHEREAS, pursuant to the Order, Employee's eligibility to participate in and receive payments under the KERP is contingent on Employee's agreeing to the matters set forth in Articles III and IV hereof.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, including participation in the KERP as applicable, the receipt of which is hereby acknowledged, it is agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms shall have the respective meanings set forth below, unless the context clearly otherwise requires:

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         1.1 "AFFILIATE" means, with respect to a particular Entity, an Entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Entity, and an Entity shall be "unaffiliated" with another Entity if such Entities are not Affiliates with respect to one another.

         1.2 "CAUSE" means: (a) neglect of duty, dishonesty or misconduct in matters involving the Company or the performance of services, (b) loss of qualification of licensure, (c) stealing or unlawful use of the Company's property or monies, (d) continued willful insubordination after reasonable warning or reprimand, (e) commission of a felony or any crime requiring intent or moral turpitude, (f) a violation of the Company's anti-harassment or drug use policies or (g) actively and intentionally pursuing interests of a competitor to the detriment of the financial interests of the Company.

         1.3 "COMPETING BUSINESS" means an Entity which is in competition with any significant line of business conducted by the Company or an Affiliate including, without limitation, the funeral, cemetery or related businesses.

         1.4 "ENTITY" shall mean any individual, trust, estate, partnership, corporation or any other form of business organization.

         1.5 "KERP" means the Retention Incentive Plan, the Performance Incentive Plan, the Confirmation Incentive Plan and the Severance Plan, as approved by the Order.

                                   ARTICLE II

                       CERTAIN OBLIGATIONS OF THE COMPANY

         2.1 EMPLOYMENT. Subject to the terms of this Agreement, the Company agrees to continue to employ Employee. Employee and the Company agree that Employee is an at-will employee and nothing contained herein shall prevent (a) Employee from terminating

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employment with the Company for any reason or for no reason or (b) the
Company from terminating Employee's employment with the Company for any reason or for no reason, subject to satisfaction of any applicable obligations under the KERP. The Company may prepare a summary of Employee's job description and duties, as amended from time to time, and such summary may be attached hereto as an Exhibit.

         2.2 KERP BENEFITS. The Company agrees to provide Employee with the benefits and payments to which Employee is entitled under the KERP, as in effect from time to time and as applicable to Employee's employment level in effect at the time such benefits and payments become due to Employee.

         2.3 OTHER EMPLOYEE BENEFITS. Employee and Employee's family, as applicable, shall be eligible for participation in and shall receive all benefits to which they are entitled under the Company's other employee benefit plans, as in effect from time to time.

         2.4 SUCCESSORS AND BINDING AGREEMENT.

             (a) The Company will require any successor to all or substantially all of the businesses or assets of the Company (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the businesses or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed "the Company" for the purposes of this Agreement).

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             (b)   This Agreement will inure to the benefit of and be
enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                                  ARTICLE III

                         CERTAIN OBLIGATIONS OF EMPLOYEE

         3.1 NO PARTICIPATION IN OTHER BUSINESSES. While employed by the Company, Employee shall not, without the consent of the Board of Directors of the Company, become actively associated with or engaged in any Competing Business. Employee shall devote Employee's best efforts and full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company.

         3.2 TRADE SECRETS AND CONFIDENTIAL INFORMATION.

             (a) UNAUTHORIZED DISCLOSURE, USE OR SOLICITATION. Employee will keep in strict confidence, and will not, directly or indirectly, at any time during or after Employee's employment with the Company, make available, disclose or use any trade secrets or confidential business and technical information (except in the course of performing Employee's duties and obligations under this Agreement). Further, during Employee's employment and for a period of two years after termination of Employee's employment with the Company, Employee shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or an Affiliate to quit or abandon his or her employment, or any customer, independent contractor, consultant, supplier or vendor of the Company or an Affiliate to quit or abandon its relationship, for any purpose whatsoever.

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             (b)   POST-TERMINATION. Employee agrees that, upon termination
of Employee's employment with the Company, for any reason, Employee will return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of all management, training, marketing and selling manuals; promotional materials; other training and instructional materials; financial information; vendor, owner, manager and product information; customer lists; other customer information; and all other selling, service and trade information and equipment. If such items are not returned, the Company will have the right to charge Employee for all reasonable damages, costs, attorneys' fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

         3.3 NONCOMPETITION. Employee and the Company recognize that Employee's duties will entail the receipt of trade secrets and confidential information, which include not only information concerning the Company's current operations, procedures, suppliers and other contacts, but also its short-range and long-range plans, and that such trade secrets and confidential information may have been developed by the Company and its Affiliates at substantial cost and constitute valuable and unique property of the Company. Accordingly, Employee acknowledges that the foregoing makes it reasonably necessary for the protection of the Company's business interests that Employee not compete with the Company or any of its Affiliates during the term of this Agreement and for a reasonable and limited period thereafter. Therefore, during the term of this Agreement and for two years after Employee's termination of employment, Employee (a) shall not have any investment in a Competing Business other than a DE MINIMIS investment or (b) shall not render personal services to any such Competing Business in any manner, including, without limitation, as owner, partner, director, trustee, officer, employee, consultant or advisor thereof. For purposes of the preceding sentence, a DE MINIMIS

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investment is ownership of less than 1/2 of 1% of the outstanding equity or debt of any Competing Business.

         Notwithstanding anything herein to the contrary, if Employee shall breach the covenants contained in this Article III, the Company shall have no further obligations to Employee pursuant to this Agreement and may recover from Employee all such damages to which it may be entitled at law or in equity. In addition, Employee acknowledges that any such breach is likely to result in immediate and irreparable harm to the Company for which money damages are likely to be inadequate. Accordingly, Employee consents to injunctive and other appropriate equitable relief that the Company may seek to protect the Company's rights under this Agreement. Such relief may include, without limitation, an injunction to prevent Employee from disclosing any trade secrets or confidential information concerning the Company to any Entity, to prevent any Entity from receiving from Employee or using any such trade secrets or confidential information and/or to prevent any Entity from retaining or seeking to retain any other employees of the Company. Employee acknowledges good and sufficient consideration for the noncompetition and nonsolicitation covenants of this Section.

                                   ARTICLE IV

                                     RELEASE

         4.1 TERMINATION OF EXISTING ARRANGEMENTS. Employee agrees that (a) any employment or consulting agreements or other such arrangements, as such agreements or arrangements were applicable to Employee prior to the Effective Date (except such employment or consulting agreements or other arrangements which are listed on Exhibit A hereto) and (b) any Company programs with respect to retention or performance incentive payments or severance or similar benefits, as such payments or benefits were applicable to Employee prior to the Effective

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Date ((a) and (b) being collectively referred to as the "Prior Arrangements"), are hereby terminated.

         4.2 RELEASE. Upon execution of this Agreement, Employee (a) releases and waives any rights or entitlements that Employee has or may have under any Prior Arrangements, (b) releases and waives any claims for damages relating to or arising out of the termination or rejection of any Prior Arrangement during the Company's reorganization and (c) acknowledges that all severance payments provided for in the KERP are in lieu of and not in addition to notice or severance payments provided at law, whether statutory or otherwise. Such release will not, however, apply to the ongoing obligations of the Company arising under this Agreement, or rights of indemnification Employee may have under the Company's policies or by contract or by statute.

         4.3 COVENANT NOT TO SUE. Employee agrees that Employee will never file a lawsuit against the Company or any other third party asserting any claims released hereunder.

         4.4 BREACH. Employee further agrees that in the event Employee breaches any of Employee's obligations hereunder or if the Company terminates Employee's employment with the Company for Cause, the Company shall have the right to demand the repayment of all or a portion of any amounts paid to Employee under the KERP and, in addition, (a) the Company shall have no further obligation to Employee pursuant to this Agreement and (b) Employee shall pay any expenses or damages incurred by the Company or its Affiliates as a result of said breach or as a result of the activities giving rise to the termination for Cause, including all costs incurred by the Company or its Affiliates, including reasonable attorneys' fees, in defending against any claims released in Section
4.2 hereof.

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         4.5 RELEASE AGREEMENT. Employee acknowledges that this Agreement constitutes a "Release Agreement" as described in any component of the KERP.

                                   ARTICLE V

                                  MISCELLANEOUS

         5.1 ASSIGNMENT. This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereof except as expressly provided in Sections 2.4(a) and (b). Without limiting the generality or effect of the foregoing, Employee's right to receive payments hereof will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Employee's will or by the laws of descent and distribution and, if Employee attempts any assignment or transfer contrary to this Section 5.1, the Company will have no liability to pay any amount Employee attempts to assign, transfer or delegate.

         5.2 GOVERNING LAW; ARBITRATION. This Agreement has been executed on behalf of the Company by an officer of the Company located in the City of _____________. This Agreement and all questions arising in connection with it shall be governed by and construed in accordance with the laws of the jurisdiction in which Employee ordinarily is a resident. Subject to the following sentence, all disputes arising out of, or in connection with this Agreement, which are not promptly settled by mutual agreement of the parties hereto, shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association or the Rules of the Arbitration and Mediation Institute of Canada, as appropriate. Notwithstanding anything herein to the contrary, the Company may, at its option, seek injunctive relief as contemplated in

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Article III above either in lieu of or in addition to the arbitration remedies provided for in this Section.

         5.3 SEVERABILITY. If any portion of this Agreement is held to be invalid or unenforceable, such holding shall not affect any other portion of this Agreement.

         5.4 ENTIRE AGREEMENT. This Agreement comprises the entire agreement between the parties hereto and, as of the date hereof, supersedes any prior agreements between the parties. This Agreement may not be modified, renewed or extended except by a written instrument referring to this Agreement and executed by the parties hereto.

         5.5 NOTICES. Any notice or consent required or permitted to be given under this Agreement shall be in writing and shall be effective (a) when given by personal delivery, (b) one business day after being sent by overnight delivery service or (c) five business days after being sent by certified or registered mail, return receipt requested, to the Secretary of the Company at its principal place of business in the City of ___________ or to Employee at the last known address of Employee as shown on the records of the Company.

         5.6 WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, provincial, city or other taxes or other amounts as shall be required pursuant to any law or governmental regulation or ruling.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   THE COMPANY

                                   By:
                                      ------------------------------------------

                                   Name:
                                   Title:

                                   ---------------------------------------------
                                   EMPLOYEE

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                                                                     EXHIBIT A

                    NON-TERMINATING EMPLOYMENT OR CONSULTING
                      AGREEMENTS OR OTHER SUCH ARRANGEMENTS



         THE COMPANY AND EMPLOYEE HEREBY AGREE THAT IN ORDER FOR THIS EXHIBIT A TO HAVE A BINDING EFFECT UNDER SECTION 4.1 OF THE AGREEMENT,
       THIS EXHIBIT A MUST BE EXECUTED BY EACH OF THE COMPANY, EMPLOYEE
      AND (UNLESS SUCH INDIVIDUAL IS SIGNING ON BEHALF OF THE COMPANY) A REPRESENTATIVE OF THE OFFICE OF THE VICE PRESIDENT OF OPERATIONS OF
               FUNERAL HOMES AND CEMETERIES ("REPRESENTATIVE")


                  IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A as of the date and year first above written.

                                   THE COMPANY

                                   By:
                                      ------------------------------------------

                                   Name:
                                   Title:


                                   ---------------------------------------------
                                   EMPLOYEE


                                   ---------------------------------------------
                                   REPRESENTATIVE

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